UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (date of earliest event reported): November 29, 2004



                               EDGAR ONLINE, INC.
               (Exact name of registrant as specified in charter)



           DELAWARE                  0-26071                 06-1447017
 (State or Other Jurisdiction      (Commission            (I.R.S. Employer
       of incorporation)           File Number)           Identification No.)


                              50 Washington Street
                           Norwalk, Connecticut 06854
             (Address of principal executive offices, with zip code)

                                 (203) 852-5666
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 29, 2004, EDGAR Online, Inc. (the "Company") entered into an Employment Agreement with Morton Mackof effective November 29, 2004 (the "Agreement"), pursuant to which Mr. Mackof was appointed to be the Company's Executive Vice President of Sales. Mr. Mackof, a member of the Board of Directors of the Company since February 2004, will continue to serve as a director, but has agreed to resign from each of the Company's Compensation Committee and the Company's Nominating Committee as a result of his new position, effective as of the date of the Agreement.

Pursuant to the Agreement, the Company will employ Mr. Mackof for a two-year term, unless the Agreement is terminated earlier in accordance with its terms. Thereafter, the Agreement will automatically renew for additional one-year periods unless terminated by either party thirty days prior to the end of the initial or any renewal period. Under the Agreement, Mr. Mackof will receive an annual base salary of $195,000 and will be entitled to participate in an incentive bonus program based upon the achievement of certain performance objectives established by the Company. In addition, the Agreement provides that Mr. Mackof will be issued a stock option to purchase 75,000 shares of the Company's common stock at a at an exercise price equal to the closing price of the Company's common stock on the date that the Company files a Form 8-K announcing such appointment.

The Agreement may be terminated by the Company for "cause" or due to Mr. Mackof's death or disability. If the Agreement is terminated by the Company other than for "cause" or Mr. Mackof's death or disability, or not renewed, Mr. Mackof will receive severance pay equal to the sum of his current base salary and the average of his last two years' bonuses. The Agreement also contains certain restrictive covenants and other prohibitions against Mr. Mackof for a one-year period following the effective date of termination, including that which prohibits him from competing with the Company or soliciting its employees or customers. A copy of the Agreement is attached hereto as Exhibit 10.43 and is incorporated herein by reference.

The Company issued a press release announcing Mr. Mackof's appointment on December 1, 2004, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.


Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As previously disclosed in a Form 8-K dated November 1, 2004, the Company appointed Elisabeth DeMarse as a member of the Company's Board of Directors. Concurrent with the Company's appointment of Mr. Mackof as its Executive Vice President of Sales, Mr. Mackof will resign from each of the Company's Compensation Committee and Nominating Committee. The Company's Board of Directors has appointed Ms. DeMarse to replace Mr. Mackof as a member of each of the Company's Compensation Committee and Nominating Committee. This Item 5.02 serves as an amendment to the Company's Form 8-K as filed on November 1, 2004. The Company issued a press release announcing Ms. Demarse's appointment on December 1, 2004, a copy of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.


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

Item 9.01  Financial Statements and Exhibits.

(c)  Exhibits

10.43 Employment Agreement, dated as of November 29, 2004, between Morton Mackof and the Company.

99.1           Press Release dated December 1, 2004.




                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2004                     EDGAR ONLINE, INC.

                                           /s/ Susan Strausberg
                                           --------------------
                                           Susan Strausberg
                                           Chief Executive Officer and President




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

                                  EXHIBIT INDEX
                                  -------------

Exhibit No.        Description
-----------        -----------
10.43              Employment Agreement, dated as of November 29, 2004, between
                   Morton Mackof and the Company.

99.1               Press Release, dated December 1, 2004.




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